183 248 248 80 277 $150,000 $170,000 $190,000 $210,000 $230,000 $250,000 $270,000 $290,000 3Q 17 Cash NOI Annualized Dispositions 333 Market St. University Circle (Remaining 22.5%) Acquisitions 1800 M St 55% Acquisitions NYRT Assets Uncommenced Leases & Free Rent Burnoff Lease Rent Escalations Lease Expirations Lease Up Expired Space Lease Up Vacant Space Pro Forma Cash NOI NOI Bridge - Cash Rents Allianz JV Contractual

RECONCILIATIONS: NON-GAAP TO COMPARABLE GAAP MEASURES Three Months (in thousands) Ended 9/30/17 Annualized Net Cash Provided by Operating Activities $ 11,152 $ 44,608 Straight line rental income 8,501 34,004 Depreciation of real estate assets (18,501) (74,004) Amortization of lease-related costs (7,326) (29,304) Gain from unconsolidated joint venture 2,853 11,412 Gain on sale of real estate 102,365 409,460 Other non-cash expenses (2,584) (10,336) Net changes in operating assets & liabilities 5,074 20,296 Net Income $ 101,534 $ 406,136 Interest expense (net) 13,690 54,760 Interest income from development authority bonds (1,800) (7,200) Income tax benefit 3 12 Depreciation of real estate assets 18,501 74,004 Amortization of lease-related costs 6,870 27,480 Adjustments from unconsolidated joint venture 9,286 37,144 EBITDA $ 148,084 $ 592,336 Gain on sale of real estate assets (102,365) (409,460) Loss on early extinguishment of debt 280 1,120 Adjusted EBITDA $ 45,999 $ 183,996 Asset & property management fee income (1,154) (4,616) General and administrative – corporate 7,034 28,136 General and administrative – unconsolidated joint ventures 713 2,852 Straight line rental income (8,307) (33,228) Net effect of below market amortization 457 1,828 Adjustments from unconsolidated joint venture 930 3,720 Net Operating Income (based on cash rents) $ 45,672 $ 182,688

RECONCILIATIONS: NON-GAAP TO COMPARABLE GAAP MEASURES (continued from prior page) (in thousands) Three Months Ended 9/30/17 Annualized Net Operating Income (based on cash rents) $ 45,672 $ 182,688 Dispositions – 333 Market St. & University Circle, remaining 22.5% (Allianz JV) (2,994) (11,976) Acquisitions – 1800 M Street, 55% (Allianz JV) 2,611 10,444 Acquisitions – NYRT Assets 6,028 24,112 Uncommenced Leases & Free Rent Burnoff 11,575 46,300 Lease Rent Escalations 1,150 4,600 Lease Expirations (1,955) (7,820) Lease Up Expired Space 2,250 9,000 Lease Up Vacant Space 5,000 20,000 Net Operating Income (based on cash rents) – “Pro Forma” $ 69,337 $ 277,348